Exhibit 99.1

Northern Power Systems Announces Fourth Quarter and Full Year 2015 Results

Concludes Previously Announced Financial Restatement

PRESS RELEASE

FOR ONLINE PUBLICATION AND PRINT:

25 July 2016

Year End 2015 Highlights (as compared to restated 2014):

•	Delivered revenues of $54.0 million, which is consistent with 2014 revenues, overcoming market delays the Company experienced in the first two quarters of 2015.

•	Reduced net loss to $7.8 million from $8.8 million in the prior year; reduced full year non-GAAP adjusted EBITDA loss to $4.7 million as compared to a non-GAAP adjusted EBITDA loss of $5.7 million in the prior year.

•	Reduced cash used in operations to $4.4 million from $14.8 million in the prior year.

Fourth Quarter 2015 Highlights (as compared to restated fourth quarter 2014):

•	Quarterly revenues increased to $18.4 million from $14.5 million in the prior year fourth quarter driven by the timing in demand for the Company’s distributed class turbines.

•	Reduced quarterly net loss to $0.6 million from $2.0 million in the prior year fourth quarter.

•	Quarterly non-GAAP adjusted EBITDA income was $0.5 million as compared to a non-GAAP adjusted EBITDA loss of $1.2 million in the prior year fourth quarter.

•	Delivered positive cash flow from operations of $1.8 million as compared to a use of cash of $2.7 million in the prior year fourth quarter.

Barre, VT USA (25 July 2016) – Northern Power Systems Corp. (TSX: NPS) (the “Company” or “Northern Power Systems”), a next generation renewable energy technology company, today announced financial results for its fourth quarter and year ended December 31, 2015 on Form 10-K, which comprehensively completes its non-cash restatement of previously issued financial statements which, as the Company announced on May 24, 2016, should no longer be relied upon. Such filing contains:

•	Consolidated financial statements and management discussion and analysis for the year ended December 31, 2015, and unaudited, restated quarterly financial information for the first three quarters in 2015; and

•	Consolidated restated financial statements and management discussion and analysis for the years ended December 31, 2014 and 2013 and unaudited restated quarterly information for all quarters in 2014 and the second, third and fourth quarters of 2013.

The Company believes that it will file both its first quarter and second quarter Form 10-Qs within the month of August and as of such time again be fully compliant with its financial reporting.

“We announced in May of 2016 that we are pursuing opportunities to further monetize our utility wind assets, an effort that will contribute to our focus on profitability for the Company,” commented Troy Patton chief executive officer. “In line with this decision we have commenced streamlining our leadership team and reducing overall operating costs. Within an overall expense reduction plan we are making limited, controlled investments into driving market adoption of our distributed technology and energy system capabilities. With well over 500 distributed units deployed, a fleet of turbines under warranty demonstrating 98% availability and multiple financing sources for customers, our offerings can give confidence and options for the expanding use of distributed energy solutions globally.”

Additionally, Ciel Caldwell, senior vice president for operations and finance stated, “We plan to continue our practice of not issuing formal financial guidance. However, there are certain trends in our business that are important to share. We are seeing revenues being impacted in 2016 by delays in policy clarification and weather in some regions. For these reasons, as well as grid connection delays, our first and second quarter revenues will be markedly lower than our third and fourth quarters.” Ms. Caldwell continued, “Earlier this month, the Italian government published a decree which appears to provide a clear policy structure through at least December of 2017.”

“We are pleased to conclude our restatement process, the nature of which is explained below. Consistent to our original communication, this restatement did not result in any changes to our overall book of business or cash flows. After filing our Q1 and Q2 results in August we expect to re-commence earnings calls with full information communicated to the market,” concluded Ms. Caldwell.

Financial Restatement:

As detailed in the Form 10-K filed by the Company today, management decided to approach the U.S. Securities and Exchange Commission (“SEC”), first on a no-names and then on a formal basis, to resolve the appropriate timing of revenue recognition for certain sales to its international customers. For such sales, the Company’s standard practice had been to recognize revenue at the time the turbine was shipped from its manufacturing facility in Vermont. At that point, title and risk of loss transferred to the customer and a significant portion of cash had typically been collected. Frequently such shipped turbines entered third party logistics customs bonded warehouses contracted by the Company in the customer’s local country to clear customs and await final shipment to the customer’s installation site. In its response to the Company, the SEC concluded that the Company should recognize revenue at the time the turbine clears customs from such warehouses, not at the time of shipment from the Company’s Vermont manufacturing facility.

Based upon discussions with the SEC in May of 2016, management and the Company’s Audit Committee determined that the Company should restate previously issued financial statements for the fiscal years ending December 31, 2013 and December 31, 2014, and the quarters for the fiscal years ended 2015 and 2014, as well as certain quarters in 2013. The Company has determined that the restatement of the prior periods has no impact on the Company’s cash position, cash flow from operations or its overall book of business.

The restatement did result in the following changes to revenues, loss from operations, net loss, and loss per share (in thousands, except per share data, and backlog in millions):

	Q3 2015	Q2 2015	Q1 2015	2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2013	Q4 2013	Q3 2013	Q2 2013
Revenues (as previously reported)	$16,667	$12,469	$8,299	$56,525	$13,967	$15,032	$13,770	$13,756	$20,598	$8,998	$5,616	$4,306
Adjustments	(3,240)	546	925	(2,494)	521	(2,286)	(2,485)	1,755	(2,032)	(1,739)	47	(340)

Revenues (as restated)	$13,427	$13,015	$9,224	$54,031	$14,488	$12,746	$11,285	$15,511	$18,566	$7,259	$5,663	$3,966

	Q3 2015	Q2 2015	Q1 2015	2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2013	Q4 2013	Q3 2013	Q2 2013
Loss from Operations (as previously reported)	$96	$(2,819)	$(3,635)	$(6,633)	$(1,868)	$224	$(2,084)	$(2,905)	$(13,751)	$(4,598)	$(2,538)	$(3,359)
Adjustments	(109)	646	123	(836)	427	(544)	(1,122)	402	(444)	(427)	121	(138)

Loss from Operations (as restated)	$(13)	$(2,173)	$(3,512)	$(7,469)	$(1,441)	$(320)	$(3,206)	$(2,503)	$(14,195)	$(5,025)	$(2,417)	$(3,497)

	Q3 2015	Q2 2015	Q1 2015	2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2013	Q4 2013	Q3 2013	Q2 2013
Net Loss (as previously reported)	$(485)	$(3,298)	$(4,133)	$(7,894)	$(2,417)	$(289)	$(2,064)	$(3,124)	$(14,128)	$(4,869)	$(3,122)	$(2,753)
Adjustments	(54)	646	123	(891)	372	(544)	(1,122)	402	(444)	(427)	121	(138)

Net Loss (as restated)	$(539)	$(2,652)	$(4,010)	$(8,785)	$(2,045)	$(833)	$(3,186)	$(2,722)	$(14,572)	$(5,296)	$(3,001)	$(2,891)

	Q3 2015	Q2 2015	Q1 2015	2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2013	Q4 2013	Q3 2013	Q2 2013
Loss Per Share (as previously reported)	$(0.02)	$(0.14)	$(0.18)	$(0.40)	$(0.11)	$(0.01)	$(0.10)	$(0.24)	$(4.60)	$(0.38)	$(1.84)	$(13.71)
Adjustments	$(0.00)	$0.03	$0.01	$(0.04)	$0.02	$(0.02)	$(0.05)	$0.03	$(0.11)	$(0.03)	$0.05	$(0.48)

Loss Per Share (as restated)	$(0.02)	$(0.11)	$(0.17)	$(0.44)	$(0.09)	$(0.03)	$(0.15)	$(0.21)	$(4.71)	$(0.41)	$(1.79)	$(14.19)

	Q3 2015	Q2 2015	Q1 2015	2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2013	Q4 2013	Q3 2013	Q2 2013
Backlog (as previously reported)	$36	$41	$43	$41	$41	$47	$40	$48	$45	$45	$36	$34
Adjustments	3	(1)	(1)	2	2	2	2	(2)	2	2	—	—

Backlog (as restated)	$39	$40	$42	$43	$43	$49	$42	$46	$47	$47	$36	$34

Consolidated Year End Financial Metrics (as compared to restated 2014):

•	Gross margin for the year was 18.9 percent, consistent with the gross margin in the prior year.

•	GAAP net loss for fiscal year 2015 was $7.8 million, representing an 11 percent reduction compared to an $8.8 million loss in 2014.

•	Non-GAAP adjusted EBITDA loss for 2015 was $4.7 million, representing a $1.0 million, or 18 percent, reduction compared to a non-GAAP adjusted EBITDA loss of $5.7 million in the prior year. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “About non-GAAP financial measures.”

•	Order backlog at December 31, 2015 was $29 million, a 33 percent decrease compared to backlog of $43 million at December 31, 2014.

•	The Company’s cash and cash equivalents balance was $6.3 million at December 31, 2015.

Consolidated Fourth Quarter Financial Metrics (as compared to restated fourth quarter 2014):

•	Revenue for the fourth quarter of fiscal year 2015 grew to $18.4 million, a 27 percent increase over revenue of $14.5 million reported in the prior year period.

•	Gross margin in the fourth quarter was 17.1 percent, down from gross margin of 22.6 percent in the prior year period.

•	GAAP net loss for the fourth quarter of fiscal year 2015 was $0.6 million, representing a 70 percent reduction compared to a $2.0 million loss in the prior year fourth quarter.

•	Non-GAAP adjusted EBITDA income for the fourth quarter was $0.5 million, representing a $1.7 million improvement compared to a non-GAAP adjusted EBITDA loss of $1.2 million in the prior year fourth quarter.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems and its predecessors have over 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 11 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, execution of the company’s growth strategy and timeline for filing the Annual Filings. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on July 25, 2016, as well as other documents that may be filed by

Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Ciel R. Caldwell,

SVP, Operations and Finance

+1-802-661-4673

ir@northernpower.com

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands, except share and per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
		(restated)		(restated)
REVENUES:
Net revenue	$18,350	$14,488	$54,015	$54,031
Cost of revenues	15,206	11,215	43,818	43,798

Gross profit	3,144	3,273	10,197	10,233
Gross margin percentage	17.1%	22.6%	18.9%	18.9%
OPERATING EXPENSES:
Sales and marketing	742	1,268	4,151	3,936
Research and development	703	1,214	3,390	4,751
General and administrative	1,882	2,232	8,536	9,015

Total operating expenses	3,327	4,714	16,077	17,702

Loss from operations	(183)	(1,441)	(5,880)	(7,469)
Interest expense	(51)	(31)	(193)	(343)
Other income (expense) - net	69	(64)	(152)	(23)

Loss before provision for income taxes	(165)	(1,536)	(6,225)	(7,835)
Provision for income taxes	431	509	1,571	950

NET LOSS	$(596)	$(2,045)	$(7,796)	$(8,785)
Change in cumulative translation adjustment	28	—	(13)	—
COMPREHENSIVE LOSS	(568)	(2,045)	(7,809)	(8,785)

Net loss applicable to common shareholders	$(596)	$(2,045)	$(7,796)	$(8,785)
Net loss per common share - basic and diluted	(0.03)	(0.09)	(0.34)	(0.44)
Weighted average number of common shares outstanding - basic and diluted	23,068,150	22,751,233	22,871,717	19,885,042
Non-GAAP adjusted EBITDA net income (loss)	$492	$(1,187)	$(4,710)	$(5,663)

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND 2014

(In thousands)

	2015	2014
		(restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,333	$13,142
Accounts receivable - net	3,046	3,491
Unbilled revenue	2,216	1,727
Inventories - net	9,233	16,456
Other current assets	7,229	7,013

Total current assets	28,057	41,829
Property, plant and equipment - net	2,169	1,691
Intangible assets - net	928	474
Goodwill	722	722
Other assets	—	1,824

Total Assets	$31,876	$46,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Working capital revolving line of credit	$2,892	$4,000
Accounts payable	3,838	4,153
Accrued expenses	5,258	7,439
Deferred revenue	6,888	8,316
Customer deposits	3,596	5,642
Other current liabilities	357	1,846

Total current liabilities	22,829	31,396

Deferred revenue, less current portion	2,718	2,041
Other long-term liability	420	308

Total Liabilities	25,967	33,745

SHAREHOLDERS’EQUITY:
Common stock	165,568	165,386
Additional paid-in capital	8,713	7,972
Accumulated other comprehensive income	(13)	—
Accumulated deficit	(168,359)	(160,563)

Total Shareholders’ Equity	5,909	12,795

Total Liabilities and Shareholders’ Equity	$31,876	$46,540

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
		(restated)		(restated)
	(unaudited)	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(596)	$(2,045)	$(7,796)	$(8,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory obsolescence	51	194	202	319
Provision/(recovery) for doubtful accounts	75	(74)	31	150
Stock-based compensation expense	239	139	920	887
Depreciation and amortization	197	179	790	942
Noncash implied license revenue	(31)	(151)	(640)	(151)
Deferred income taxes	3	1	14	14
Loss on disposal of assets	201	—	252	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	604	455	(75)	(3,493)
Inventories and deferred costs	6,552	(1,515)	4,971	(6,412)
Other current and noncurrent assets	38	(986)	2,049	(1,303)
Accounts payable	(2,282)	2,151	(315)	2,005
Accrued expenses	(1,047)	1,255	(2,183)	3,309
Customer deposits	(1,849)	(1,218)	(2,047)	(5,275)
Other liabilities	(354)	(1,069)	(531)	2,958

Net cash provided by (used in) operating activities	1,801	(2,684)	(4,358)	(14,835)

INVESTING ACTIVITIES:
Proceeds from sale of property	—	—	—	1,218
Purchases of property and equipment	(53)	(539)	(1,333)	(1,057)

Net cash (used in) provided by investing activities	(53)	(539)	(1,333)	161

FINANCING ACTIVITIES:
Proceeds private placement equity financing, net	—	—	—	19,623
Proceeds/(repayments) from revolving line of credit, net	(1,108)	—	(1,108)	4,000
Proceeds from exercise of stock options	—	47	3	100
Debt principal payments	—	—	—	(441)

Net cash (used in) provided by financing activities	(1,108)	47	(1,105)	23,282

Effect of exchange rate change on cash	28	—	(13)	—
Change in cash and cash equivalents	668	(3,176)	(6,809)	8,608
Cash and cash equivalents - Beginning of the Period	5,665	16,318	13,142	4,534

Cash and cash equivalents - End of the Period	$6,333	$13,142	$6,333	$13,142

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA INCOME (LOSS) (unaudited)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
		(restated)		(restated)
NET LOSS	$(596)	$(2,045)	$(7,796)	$(8,785)
Interest expense	51	31	193	343
Provision for income taxes	431	509	1,571	950
Depreciation and amortization	197	179	790	942
Stock compensation expense	239	139	920	887
Non-cash implied license revenue	(31)	—	(640)	—
Asset impairment and loss on disposal	201	—	252	—

Non-GAAP adjusted EBITDA income (loss)	$492	$(1,187)	$(4,710)	$(5,663)